Exhibit 99.1

For Immediate Release

Meridian Bioscience Announces Anticipated Closing Date of the Pending Merger

CINCINNATI, OHIO, December 12, 2022 (PRNewswire) – Meridian Bioscience, Inc. (NASDAQ: VIVO), a leading global provider of diagnostic testing solutions and life science raw materials, announced that it has entered into a side letter with the buyer, setting the closing date of Meridian’s pending merger for January 31, 2023.

As previously disclosed, on July 7, 2022, Meridian, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SD Biosensor, Inc., (“SDB”), Columbus Holding Company (“Parent”), and Madeira Acquisition Corp., a direct wholly owned subsidiary of Parent (“Merger Sub”, and together with SDB and Parent, the “Parent Parties,” and each individually a “Parent Party”). The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Ohio General Corporation Law, Merger Sub will merge with and into Meridian (the “Merger”), with Meridian surviving the Merger as a direct wholly owned subsidiary of Parent.

On December 9, 2022, Meridian and the Parent Parties, entered into a letter agreement (the “Letter Agreement”), modifying the Merger Agreement. In the Letter Agreement, Meridian and the Parent Parties agreed that all of the conditions to the Parent Parties’ obligations to complete the Merger set forth in the Merger Agreement are satisfied (and are deemed to remain satisfied through the completion of the Merger), provided that the Company is required to comply with certain covenants in the Merger Agreement through the completion of the Merger. Meridian and the Parent Parties also agreed to consummate the Merger on January 31, 2023 and to waive their right to terminate the Merger Agreement if the Merger has not been consummated by 11:59 p.m. Eastern Time on January 6, 2023. In agreeing to consummate the Merger on January 31, 2023, the board of directors of Meridian determined that it is in the best interest of Meridian’s shareholders to provide the Parent Parties additional time to consummate the Merger in order to finalize their financing (which is not a condition to the consummation of the Merger).

Please refer to the 8K filed today for additional details including the full text of the Letter Agreement filed as an exhibit to the 8K.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements accompanied by meaningful cautionary statements. Except for historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, which may be identified by words such as “continues”, “estimates”, “anticipates”, “projects”, “plans”, “seeks”, “may”, “will”, “expects”, “intends”, “believes”, “signals”, “should”, “can”, “guidance” and similar expressions or the negative versions thereof and which also may be identified by their context. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) the anticipated date for completion of the Merger, (2) the risk that any announcements relating to the proposed Merger, including the expected consummation, could have adverse effects on the market price of Meridian’s common stock; (3) economic or other conditions in the markets in which Meridian operates, including as a result of the COVID-19 pandemic or the Russia-Ukraine conflict; (4) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or the Letter Agreement; (5) the risk that the Company may not be able to comply with its ongoing covenants set forth in the Merger Agreement in a timely manner or at all; (6) risks related to distraction of Meridian’s management time from ongoing business operations due to the proposed Merger; (7) the risk of any unexpected costs or expenses resulting from the proposed Merger, the delay thereof or disputes relating thereto; (8) the risk that the outcome of any legal proceedings related to the proposed Merger could be material to Meridian or detrimental to the proposed Merger; (9) the risk that Meridian may be adversely affected by other economic, business, or competitive factors; and (10) the effect of the announcement of the proposed Merger on the ability of Meridian to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Meridian does business, or on the Meridian’s operating results and business generally. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Additional factors that may affect the future results of Meridian are set forth in its filings with the SEC, including

Meridian’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on Meridian’s website at investor.meridianbioscience.com and the SEC’s website at www.sec.gov, specifically under the heading “Risk Factors.” The risks and uncertainties described above are not exclusive and further information concerning Meridian and its businesses, including factors that potentially could materially affect its businesses, financial condition or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. The forward-looking statements in this communication speak only as of the date hereof. Except as required by law, Meridian assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

About Meridian Bioscience, Inc.

Meridian is a fully integrated life science company that develops, manufactures, markets, and distributes a broad range of innovative diagnostic products. We are dedicated to developing and delivering better solutions that give answers with speed, accuracy, and simplicity that are redefining the possibilities of life from discovery to diagnosis. Through discovery and development, we provide critical life science raw materials used in immunological and molecular tests for human, animal, plant, and environmental applications. Through diagnosis, we provide diagnostic solutions in areas including gastrointestinal and upper respiratory infections and blood lead level testing. We build relationships and provide solutions to hospitals, reference laboratories, research centers, veterinary testing centers, physician offices, diagnostics manufacturers, and biotech companies in more than 70 countries around the world.

Meridian’s shares are traded on the NASDAQ Global Select Market, symbol VIVO. Meridian’s website address is www.meridianbioscience.com.

Contact:

Charlie Wood

Vice President – Investor Relations

Meridian Bioscience, Inc.

Phone: +1 513.271.3700

Email: mbi@meridianbioscience.com

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